UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 24, 2004

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

1400 West 94th Street Minneapolis, MN 55431

(Address of principal executive offices)
(952) 887-3131

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release, dated March 24, 2004, issued by Donaldson Company, Inc.

Item 9.   Regulation FD Disclosure.

        On March 24, 2004, Donaldson Company, Inc. (the “Company”) announced that current chairman, president and chief executive officer, William G. Van Dyke, will retire in sixteen months at the end of the Company’s fiscal year 2005, and that the Company’s board of directors has appointed William M. Cook, current the Company’s senior vice president, international, as president and chief executive officer effective August 1, 2004, in advance of Van Dyke’s planned retirement a year later at age 60. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 24, 2004
DONALDSON COMPANY, INC.
	By:	/s/ Norman C. Linnell

Norman C. Linnell Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 24, 2004, issued by Donaldson Company, Inc.